                                                                   EXHIBIT 10.66


                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made on December 21, 1995, between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1.  PARTIES

         1.1 The "BORROWER" is Hayes Microcomputer Products, Inc., a Georgia corporation, and its successors and assigns, which has its chief executive office and principal place of business at the address shown on Section 10.6(b).

         1.2 The "LENDER" is The CIT Group/Credit Finance, Inc. and its successors and assigns.

SECTION 2.  LOANS AND OTHER CREDIT ACCOMMODATIONS

         2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein and in the Conditions Precedent Rider attached hereto (the "CONDITIONS PRECEDENT RIDER"), make revolving loans to Borrower ("REVOLVING LOANS") in amounts requested by Borrower from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit.

         (a)      The "MAXIMUM CREDIT" is set forth in Section 10.1(a) hereof.

         (b) The "GROSS AVAILABILITY" shall be calculated at any time as the sum of:

                  (i) the product obtained by multiplying the outstanding amount of Eligible Domestic Accounts, net of all taxes, discounts, allowances, and credits and accruals for price protection, coop advertising and warranty claims, given or claimed, by the Eligible Domestic Accounts Percentage set forth in Section 10.1(b), plus

                  (ii) the product obtained by multiplying the applicable Eligible Domestic Inventory Percentage set forth in
                           Section 10.1(b) by the Value of Eligible Domestic Inventory, but not to exceed the Inventory Sublimit set forth in Section 10.1(c), plus

                  (iii) the sum of the products obtained by (x) multiplying the outstanding amount of Eligible UK Accounts, net of all taxes, discounts, allowances, and credits and accruals for price protection, coop advertising and warranty claims, given or claimed, by the Eligible UK Accounts Percentage as set forth in Section 10.1(b), and (y)
                  multiplying the Eligible UK Inventory Percentage set forth in
                  Section 10.1(b) by the Values of Eligible UK Inventory, but not to exceed $4,000,000, plus

                  (iv) the product obtained by multiplying the outstanding amount of Eligible Foreign Accounts, net of all taxes, discounts, allowances, and credits and accruals for price protection, coop advertising and warranty claims, given or claimed, by the Eligible Foreign Accounts Percentage set forth in Section 10.1(b), but not to exceed $2,000,000, minus (subtract from the sum of clauses (i) through (iv) above)

                   (v)     the Reserves.

         (c) "NET AVAILABILITY" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Revolving Loans and Accommodations.

         (d) "ELIGIBLE DOMESTIC ACCOUNTS" are accounts which arise in the ordinary course of Borrower's business for goods sold or services rendered (but excluding royalty and franchise receivables), and which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Domestic Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem accounts to be Eligible Domestic Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent; (3) the account debtor's chief executive office and principal place of business is located in the United States; (4) such accounts do not arise from progress billings, retainages or bill and hold sales; (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar State or local law, if applicable; (9) Borrower has delivered to Lender or Lender's representative such documents as Lender may have requested pursuant to Section 5.8 hereof in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee pursuant to
Section 5.4 hereof; (10) there are no facts existing or threatened which might result in any adverse change in the account debtor's financial condition; (11) such accounts owed by a single account debtor or its affiliates do not represent more than twenty (20%) percent of all otherwise Eligible Domestic Accounts (accounts excluded from Eligible Domestic Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Domestic Accounts to the extent of the amount of such accounts which does not exceed twenty (20%) percent of all otherwise Eligible Domestic Accounts); (12) such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than fifty (50%) percent of the accounts of such account debtor or its affiliates owed to Borrower; (13) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established, and changed, from time to time by Lender on notice to Borrower (accounts excluded from Eligible Domestic Accounts solely by reason of this subsection (13) shall nevertheless be considered Eligible Domestic Accounts to the extent the amount of such accounts does not exceed such customer credit limit); and (14) such accounts are owed by account debtors deemed creditworthy at all times by Lender.

         (e) "ELIGIBLE DOMESTIC INVENTORY" is inventory owned by Borrower which is and remains acceptable to Lender for lending purposes, is subject to Lender's duly perfected, first priority security interest and no other lien except liens described in SCHEDULE A hereto ("PERMITTED LIENS"), is not the subject of any technology license agreement or any other agreement that restricts or prohibits in any way Borrower's or Lender's right to sell or otherwise dispose of any such inventory, and is located at one of the locations owned or leased by Borrower in the United States of America that is set forth in
Section 10.6, other than a leased location with respect to which Lender has not received from the owner thereof a landlord's waiver agreement in form and substance satisfactory to Lender.

         (f) "ELIGIBLE FOREIGN ACCOUNTS" are accounts which arise in the ordinary course of Borrower's business for goods sold or services rendered, which are and remain acceptable to Lender for lending purposes, which are owed by account debtors having their chief executive office and principal place of business in a country other than the United States or the United Kingdom, which would be Eligible Domestic Accounts except for the location of the account debtor's chief executive office or principal place of business, and with respect to which the account debtor has procured and delivered to Borrower, and Borrower has (if so requested by Lender) collaterally assigned to Lender all of Borrower's rights under, an irrevocable standby letter of credit that is in form acceptable to Lender, issued by a domestic U.S. bank acceptable to Lender in its sole discretion and, if so requested by Lender, delivered to Lender. General criteria for Eligible Foreign Accounts may be revised from time to time by Lender, in its sole judgment, on fifteen (15) days' prior written notice to Borrower.

         (g) "ELIGIBLE UK ACCOUNTS" are accounts which arise in the ordinary course of Borrower's business for goods sold or services rendered, which are and remain acceptable to Lender for lending purposes, which are owing by account debtors having their chief executive office and principal place of business in the United Kingdom and which would otherwise qualify as Eligible Domestic Accounts except for the location of the chief executive office or principal place of business of the account debtors with respect thereto. General criteria for Eligible UK Accounts may be revised from time to time by Lender, in its sole judgment, on fifteen (15) days' prior written notice to Borrower.

         (h) "ELIGIBLE UK INVENTORY" is inventory which, but for its location in the United Kingdom, would constitute Eligible Domestic Inventory and which is at all times subject to Lender's duly perfected, first priority security interest and no other lien except a Permitted Lien.

         (i) "VALUE" means the value of Borrower's inventory at any date, determined by Lender at the lower of cost or market on such date, with the market value of inventory being the liquidation value in continued use of such inventory.

         (j) Lender shall have a continuing right to deduct reserves ("RESERVES") in determining the Gross Availability, and to increase and decrease such Reserves from time to time, if and to the extent that, in the exercise of Lender's customary credit judgement, such Reserves which are necessary to protect Lender against (1) any state of facts which constitute an Event of Default or (2) against a loss that might result from any state of facts which might reasonably be expected to have a Material Adverse Effect. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts or inventory which would otherwise be Eligible Domestic Accounts, Eligible Foreign Accounts, or Eligible UK Accounts, or which would otherwise be Eligible Domestic Inventory or Eligible UK Inventory, so as to reduce Gross Availability by the amount of the intended Reserve. As used herein, the term "MATERIAL ADVERSE EFFECT" shall mean the effect of any event, condition or state of facts that is material with respect to (i) Borrower's business, operations, properties or condition (financial or otherwise) or (ii) the quantity, quality or value of any Collateral or the priority of Lender's liens therein, which in either case materially impairs the ability of Borrower timely to pay and perform the Obligations or the value of the Collateral.

         2.2      Term Loans.

         (a) Subject to all of the terms and conditions contained herein and in the Conditions Precedent Rider, Lender shall make two term loans to Borrower (collectively, the "TERM LOANS" and individually a "TERM LOAN"), the first of which ("TERM LOAN A") shall be in the amount of $2,608,000 and the second of which ("TERM LOAN B") shall be in the amount of $7,500,000. Each of the Term Loans shall be evidenced by a promissory note made by Borrower to the order of Lender in substantially the form of Exhibits A and B, respectively (each, as at any time amended or modified, a "TERM NOTE" and collectively the "TERM NOTES") and shall be repaid, together with interest as provided therein, in accordance with this Agreement and the Term Note evidencing such Term Loan. The final maturity date of each Term Loan shall be as set forth in Section 10.2.

         (b) Borrower acknowledges and agrees that Lender shall have the right to appraise, or cause an appraisal to be conducted of, all of Borrower's machinery and equipment on an annual basis, and the cost of each such appraisal shall be borne solely by Borrower. If based upon any such appraisal Lender determines that the then outstanding principal balance of Term Loan A exceeds an amount equal to eighty percent (80%) of the auction value of Eligible Equipment (such excess being herein called the "TERM LOAN A OVERAGE"), then Lender, at its option (and whether or not an Event of Default exists), may require Borrower to increase the amount of each of the next six (6) monthly installments to become due under Term Note A after such determination (or, if there are fewer than six
(6) remaining installments due, the number of remaining installments then due under Term Note A) by an amount equal to such Term Loan A Overage divided by six
(6) (or, if fewer in number, the then remaining number of installments payable under Term Note A). If requested to do so, Borrower shall execute and deliver to Lender a modification of Term Note A, in form and content acceptable to Lender, to reflect such increase in monthly principal payments thereunder. As used herein, the term "ELIGIBLE EQUIPMENT" shall mean equipment owned by Borrower (and not subject to any lease or conditional sale agreement) that is located at one of the addresses in the United States of America shown in Section 10.6(c) with respect of which Lender has received a landlord waiver from the applicable owner of such premises and a mortgagee waiver from each mortgagee with respect to such premises, is subject to Lender's duly perfected, first priority security interest and no other lien that is not a Permitted Lien, is in good and serviceable condition and is not obsolete or unmerchantable.

         (c) Borrower acknowledges and agrees that Lender shall have the right at any time or times to appraise, or cause an appraisal to be conducted of, any or all of Borrower's intellectual property assets, including, without limitation, all patents, trademarks, tradenames and copyrights ("Intellectual Property"), and the cost of each such appraisal shall be borne solely by Borrower. Each such appraisal shall be conducted by an appraiser selected by Lender and shall employ an appraisal methodology consistent with that employed by Marshall & Stevens of Philadelphia, Pennsylvania in its appraisal of such assets prepared for Lender and Borrower and determined in October, 1995. Each such appraisal shall take into account the effect, if any, upon the value of any such Intellectual Property as collateral security for the Obligations of any license or other agreement with respect to such assets entered into by Borrower after the date hereof. If based upon any such appraisal Lender determines that the unpaid balance of Term Loan B exceeds an amount equal to the Applicable Percentage of the value of such Intellectual Property (such excess being herein called the "TERM LOAN B OVERAGE"), then Lender, at its option (and whether or not an Event of Default exists), may require Borrower to increase the amount of each of the next six (6) monthly installments to become due under Term Note B after such determination (or, if there are fewer than six (6) remaining installments due, the number of remaining installments then due under Term Note
B) by an amount equal to such Term Loan B Overage divided by six (6) (or, a fewer in number, the then remaining number of installments payable under Term Note B). If requested to do so, Borrower will promptly execute and deliver to Lender a modification of Term Note B, in form and content acceptable to Lender, to reflect any such increase in monthly principal payments thereunder. As used herein, the term "APPLICABLE PERCENTAGE" shall mean 10% during the first Loan Year (as defined in Section 9.2), 9% during the second Loan Year, and 8% at all times after the second Loan Year.

         (d) If on any date that the Applicable Interest Margin as set forth in Section 10.4(a) is 2- 1/8%, then Lender may, at its option, increase the rate of monthly amortization on either or both of the Term Loans in such amount as may be determined by CIT in its sole and absolute discretion (but in no event to exceed, unless an Event of Default has occurred, two times the then existing monthly amortization) and, if requested to do so, Borrower shall promptly execute and deliver to Lender a modification of either or both of the Term Notes, in form and content acceptable to Lender, to reflect such increase in monthly principal payments thereunder.

         2.3      Accommodations.

         (a) Lender may, in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("ACCOMMODATIONS"). Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower.

         (b) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay monthly to Lender, on the first day of each month, charges (the "ACCOMMODATION CHARGES") on open Accommodations at the rate per annum set forth in Section 10.3(a).

         (c) No Accommodation will be issued unless the full amount of the Accommodation requested, plus fees and costs for issuance, is less than the Net Availability existing immediately prior to the issuance of the requested Accommodation, or if the requested Accommodation would cause the outstanding Obligations to exceed the Maximum Credit, or cause the open amount of Accommodations to exceed, at any time, the Accommodation sublimit set forth in
Section 10.3(b).

         (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Accommodation shall be included in the term "OBLIGATIONS", as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under any Accommodation; (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodations; (iii) Lender's Accommodation Charges and all fees, costs and other charges of any issuer of any Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or Accommodations or to the goods or documents relating thereto.

         (e) Borrower unconditionally agrees to indemnify, defend and hold Lender harmless from any and all loss, claim or liability (including, without limitation, reasonable attorneys' fees) arising from any transactions or occurrences relating to any Accommodation established or opened for Borrower's account, the Collateral relating thereto and any drafts or acceptances thereunder, including, without limitation, any such loss or claim due to any action taken by an issuer of any Accommodation. Borrower further agrees to indemnify and hold Lender harmless for any errors or omissions in connection with the Accommodations, whether caused by Lender, by the issuer of any Accommodation or otherwise. Borrower's unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's gross negligence or wilful misconduct. Borrower agrees that any charges made to Lender by any issuer of any Accommodation shall be conclusive on Borrower and may be charged to Borrower's account.

         (f) Lender shall not be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by the Borrower or shipper and/or anyone else in connection with the Accommodations or any underlying transaction; or any act or failure to act, or any delay in acting or negligence in the issuance of any letter of credit.

         (g) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Accommodation, under or in connection with any Accommodation, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower. None of the foregoing actions described in this subsection (g) may be taken by Borrower without Lender's express written consent.

         2.4 Certain Amounts Due Without Demand. Lender may, in its sole discretion, make or permit Revolving Loans, Accommodations or other Obligations in excess of the Maximum Credit,

Gross or Net Availability or applicable formulas or sublimits. All or any portion of such excess(es) shall be immediately due and payable without Lender's demand.

SECTION 3.  INTEREST AND FEES

         3.1 Interest. (a) Interest on the Revolving Loans and Term Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change. On and after any Event of Default or termination or non-renewal hereof, interest on the unpaid principal amount of all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. The "PRIME RATE" is the rate of interest publicly announced by Chemical Bank in New York, New York, or its successors, and assigns from time to time as its prime rate (the Prime Rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers). The Prime Rate on the date hereof is 8.50% and therefore the rate of interest in effect under this Agreement on the date hereof, expressed in simple interest terms, is 10.125% per annum.

         (b) If the amount of interest to be paid in any month based upon the outstanding principal amount of the Obligations during the immediately preceding month is less than the Minimum Interest Amount, then, subject to the provisions of Section 3.8 hereof, Borrower shall be obligated to pay the Minimum Interest Amount on the date that accrued interest is due and payable for such immediately preceding month. As used herein, the term "MINIMUM INTEREST AMOUNT" shall mean the interest amount that would have been paid for such month if the average principal amount of Obligations outstanding during such month was at least equal to the Base Loan Amount for such month. As used herein, the term "BASE LOAN AMOUNT" shall mean, for any month, an amount equal to $30,000,000 if such month is in the first Loan Year (as defined in Section 9.2), $15,000,000 if such month is in the second Loan Year, and $10,000,000 if such month is in the third or any subsequent Loan Year.

         3.2 Annual Commitment Fee. Borrower shall pay Lender on each anniversary of the "CLOSING DATE" (as defined in the Conditions Precedent Rider) an Annual Commitment Fee in the amount set forth in Section 10.4(b), which fee shall be fully earned as of each such anniversary date.

         3.3 Closing Fee. Borrower shall pay Lender on the Closing Date a closing fee in the amount set forth in Section 10.4(c), which fee shall be deemed fully earned as of the Closing Date and shall be non-refundable except to the extent otherwise required by applicable law.

         3.4 Account Servicing Fee. Borrower shall pay Lender monthly, on the first day of each month during the initial and each renewal Term an Account Servicing Fee for the immediately preceding month (or part thereof) in the amount set forth in Section 10.4(d).

         3.5 Unused Line Fee. Borrower shall pay Lender monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the initial and each renewal Term at the rate per annum set forth in Section 10.4(e), calculated upon the amount, if any, by which the Maximum Credit exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans, Accommodations and Term Loans.

         3.6 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to any loan account of Borrower maintained by Lender.

         3.7 Calculation of Interest and Fees. Interest, fees for Accommodations, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

         3.8 Maximum Interest Charges. Regardless of any provision contained in this Agreement, any of the other "TRANSACTION DOCUMENTS" (as defined in the Conditions Precedent Rider), or any other instrument or agreement now or hereafter evidencing or securing the payment of any of the Obligations, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement, or any other agreement, that are deemed interest under applicable law exceed the highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Agreement or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, premiums, fees or other amounts deemed interest by applicable law in excess of the maximum rate authorized by applicable law and in no event shall Borrower be obligated to pay interest exceeding such maximum rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay interest exceeding the maximum rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such maximum rate. If any interest is charged or received in excess of the maximum rate, Borrower acknowledges and agrees that such charge or receipt shall be the result of an accident and bona fide error, in such excess, to the extent received, shall be applied first to reduce the principal amount of the Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that is not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. For the purpose of determining whether or not any excess of interest has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

SECTION 4.  GRANT OF SECURITY INTEREST

         4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including, without limitation, any Collateral not deemed eligible for lending purposes.

         4.2 The term "OBLIGATIONS" shall mean any and all Revolving Loans, Term Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including, without limitation, principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including, without limitation, from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

         4.3      "COLLATERAL" shall mean all of the following property of
Borrower:

         All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; general intangibles, including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, software, processes, equipment formulations, manufacturing and quality control procedures, drawings, schematics, blueprints, customer lists, licenses (whether as licensor or licensee), choses in action and other claims, and existing and future leasehold interests in equipment and fixtures; documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, securities accounts, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

         All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:

                  All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including, without limitation, all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

                  All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including, without limitation, spare parts), and accessions thereof and thereto;

                  All consumer goods, farm products, crops, timber, minerals or the like (including, without limitation, oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

                  All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

                  All present and future books, records and manuals relating to any of the above, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party, and all technical manuals and advertising materials;

                  All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

SECTION 5.   COLLECTION AND ADMINISTRATION

         5.1 Collections. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral shall be sent to a lock box designated by and/or maintained in the name of Lender, and deposited into a bank account now or hereafter selected by Lender and maintained in the name of Lender under arrangements with the depository bank under which all funds deposited to such bank account are required to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

         5.2 Payments. All Obligations shall be payable at Lender's office set forth below or at Lender's bank designated in Section 10.6(a) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Gross and Net Availability, remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower maintained by Lender will be credited with remittances and other payments two (2) Business Days after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banks located in the State of New York are authorized to close.

         5.3 Loan Account Statements. Lender shall render to Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

         5.4 Direct Collections. Lender may, at any time, whether or not an Event of Default has occurred, without notice to or assent of Borrower, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, and (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

         5.5 Attorney-in-Fact. Borrower hereby appoints Lender and any designee of Lender as Borrower's attorney-in-fact and authorizes Lender or such designee, at Borrower's sole expense, to exercise at any times in Lender's or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (d) after an Event of Default, take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and (g) execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral.

         5.6 Limitation on Liability. Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

         5.7 Administration of Accounts. After the occurrence of an Event of Default, Borrower shall not (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation,
(b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral. Prior to the occurrence of an Event of Default, Borrower may take any of the foregoing actions in the ordinary course of its business as presently conducted, unless Lender has in writing directed Borrower not to do so in a specific instance.

         5.8 Documents. At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender's representative, as Lender shall designate, copies or original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account and confirmatory assignments to Lender of the accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.7, Borrower's granting of credits, discounts, chargebacks, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

         5.9 Access. From time to time as requested by Lender, at the sole expense of Borrower, Lender or its designee shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting the Collateral, and all Borrower's books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including, without limitation, computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower (except that the foregoing shall not be deemed to waive any applicable attorney-client privilege).

         5.10 Environmental Audits. From time to time, as requested by Lender, at the sole expense of Borrower, Borrower shall provide Lender, or its designee, complete access to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender or its designees may deem necessary. Borrower agrees to cooperate with Lender with respect to any environmental audit conducted by Lender or its designee pursuant to this Section 5.10.

SECTION 6.        ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower:

         6.1 Financial and Other Reports. Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its expenses deliver to
Lender: (a) true and complete monthly agings of its accounts receivable, accounts payable and notes payable; (b) weekly inventory reports; (c) monthly internally prepared interim financial statements. Annually, Borrower shall deliver audited financial statements of Borrower accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender, as soon as available, but in no event later than ninety (90) days after the end of Borrower's fiscal year. Except for audited financial statements prepared in accordance with generally accepted accounting principles, all of the foregoing shall be in such form and together with such information with respect to the business of Borrower or any Guarantor, as Lender may in each case request.

         6.2 Trade Names. Borrower may from time to time render invoices to account debtors under any trade names set forth in Section 10.6(e) after Lender has received prior written notice from Borrower of the use of such trade names and as to which, Borrower agrees that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including, without limitation, any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest of Lender and the other terms of this Agreement, and (c) all schedules of accounts and confirmatory assignments including, without limitation, any sales made or services rendered using the trade name shall show Borrower's name as assignor and Lender is authorized to receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

         6.3 Losses. Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

         6.4 Books and Records. Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.6(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 10.6(b) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Prior to any change in location or opening of any new place of business, Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section 6.14.

         6.5 Title and Liens. Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except for Permitted Liens.

         6.6 Asset Dispositions; Fundamental Changes. Borrower shall not directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral (other than sales of inventory to buyers in the ordinary course of business) or any material portion of its other assets (other than the sale of its real estate in the 7th District, Gwinnett County, Georgia, to the extent approved by the Court (as defined in the Condition Precedent Rider)) or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower except as provided in the "MERGER AGREEMENT" (as defined in the Condition Precedent Rider) or (c) form or acquire any interest in any firm, corporation or other entity (other than a majority owned subsidiary in which Borrower invests no more than $100,000 and which is engaged in substantially the same business as is engaged in on the date hereof by Borrower or Borrower's existing subsidiaries).

         6.7 Insurance. Borrower shall at all times maintain, with financially sound and reputable insurers, insurance (including, without limitation, at the option of Lender, earthquake insurance if and to the extent available at commercially reasonable rates) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for Borrower to obtain at Borrower's expense, any such insurance should Borrower fail to do so and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Lender evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender as to all existing and future insurance policies with respect to the Collateral. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines. Borrower shall also maintain in full force and effect (i) a policy or policies of business interruption insurance in an amount not less than the amount of coverage in effect on the date hereof, and (ii) the life insurance policy insuring the life of Dennis C. Hayes in an amount not less than $4,000,000, the benefits of which policies shall be collaterally assigned to Lender as security for the payment of the Obligations.

         6.8 Compliance With Laws. Borrower is and at all times will continue to be in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business (including, without limitation, laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) to the extent that noncompliance therewith might reasonably be expected to have a Material Adverse Effect, and is and will remain in compliance with all material agreements or other instruments binding on Borrower or its property to the extent that noncompliance therewith might reasonably be expected to have a Material Adverse Effect. All of Borrower's inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being actively contested in good faith any by appropriate proceedings, no lien results therefrom that is not a Permitted Lien, Borrower has established appropriate reserves therefor in accordance with generally accepted accounting principles, and, at Lender's option, Reserves are established for the amount contested and penalties which may accrue thereon to the extent reasonably determined by Lender to be necessary to insure that Borrower has sufficient Net Availability to pay such contested items in the event of a resolution thereof requiring payment in whole or in part of any such items.

         6.9 Accounts. With respect to each account deemed an Eligible Domestic Account, Eligible UK Account or Eligible Foreign Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender, (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment (except in the ordinary course of Borrower's business as presently conducted in connection with warranty returns and stock adjustments and price protection programs offered by Borrower to its customers), or from a completed rendition of services, (c) each is not, at the time such account arises, subject to any defense, offset, dispute, contra relationship, counterclaim, or any given or claimed credit, allowance or discount, and (d) all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all material respects what they purport to be.

         6.10 Equipment. With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

         6.11     Reserved.

         6.12 Affiliated Transactions. Borrower will not, directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; or (b) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding; or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or Affiliate of Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or Affiliate of Borrower; or (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or Affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or Affiliate of Borrower. Notwithstanding the foregoing, the following transactions shall not be prohibited: (i) the redemption of Borrower's stock to the extent provided by the "REORGANIZATION PLAN" (as defined in the Conditions Precedent Rider); (ii) the funding of loans by shareholders of Borrower in the amounts, at the times and on the terms provided in the "MERGER DOCUMENTS" (as defined in the Conditions Precedent Rider) as in effect on the date hereof and the repayment of such loans to the extent allowed by a Subordination Agreement (as defined in the Conditions Precedent Rider); (iii) the loans outstanding from time to time to Dennis C. Hayes (not to exceed $250,000 outstanding at any time) that are evidenced by a promissory note dated March 15, 1991, in the original principal amount of $250,000, which note and all security therefor shall be pledged by Borrower to Lender as security for the Obligations; (iv) transactions between Borrower and Northern Telecom Inc. in furtherance of their strategic business relationship as described in Exhibit A to the Shareholders' Agreement forming a part of the Merger Documents; and (v) sales of goods by Borrower to a Subsidiary in the ordinary course of business as presently conducted. As used herein, the term "AFFILIATE" shall mean a person or entity (i) which directly or indirectly through one or more intermediaries controls, or as controlled by, or as under control with, Borrower; (ii) which beneficially owns or holds 10% or more of any class of the voting stock of Borrower; or (iii) 10% or more of the voting stock (or in the case of a person or entity that is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by Borrower or a subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting stock, by contract or otherwise.

         6.13 Fees and Expenses. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Transaction Documents, and all other existing and future agreements or documents contemplated herein or related hereto, including, without limitation, any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to, the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute:
(a) all costs and expenses of filing or recording (including, without limitation, Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate set forth in Section 10.4(f) for Lender's examiners in the field and office; and (e) the costs, fees and disbursements of in-house and outside counsel to Lender, including, but not limited to, such fees and disbursements incurred as a result of litigation between the parties hereto, any third party and in any appeals arising therefrom.

         6.14 Further Assurances. At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including, without limitation, waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement and the other Transaction Documents. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

         6.15 Revolving Loans. The unpaid balance of Revolving Loans outstanding from time to time shall not at any time exceed the Net Availability at such time unless Lender has consented in writing. If on any date the aggregate amount of Revolving Loans shall exceed the Net Availability on such date, such excess shall be payable by Borrower immediately without demand.

         6.16 Environmental Condition. Except as otherwise disclosed in the Certificate Regarding Environmental Matters dated the date hereof from Borrower to Lender, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Borrower has not received any notice of noncompliance, and is in compliance in all material respects, with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

         6.17 Litigation. SCHEDULE B attached hereto sets forth all pending litigation against Borrower on the date hereof any and all litigation known by Borrower to be threatened against it.

         6.18 Subsidiaries; Tax Identification Numbers. SCHEDULE C attached hereto identifies each corporation, partnership, limited liability company, limited liability partnership, or other entity in which Borrower owns 50% or more of the beneficial interests, and the tax identification number for Borrower and each of the foregoing described entities.

         6.19 Intellectual Property. SCHEDULE D attached hereto sets forth all patents, trademarks, service marks, copyrights and other similar rights owned by Borrower or any of its subsidiaries on the date hereof.

         6.20 Benefit Plans. Except as disclosed on SCHEDULE E attached hereto, neither Borrower nor any of its subsidiaries has any employee benefit plan, and Borrower and each subsidiary is in compliance with all laws applicable to the administration and funding of each such plan and reporting concerning each such plan, except to the extent that any noncompliance does not have a Material Adverse Effect.

         6.21 Inventory Reappraisals. Borrower acknowledges and agrees that Lender may, on an annual basis when no Event of Default exists, and at any time after the occurrence of an Event of Default, cause the inventory of Borrower, wherever located, to be appraised, the cost of which appraisals shall be paid for by Borrower.

         6.22 Inventory Recordkeeping. Within 60 days after the date hereof, Borrower shall enter into an agreement with MB Valuation Services, Inc. by which MB Valuation Services, Inc. shall allow Borrower to use (and permit Lender to have access to) its computer programs to enable Borrower to keep records with respect to its inventory, the value thereof and categories of inventory in order to enable Borrower to report to Lender, and Lender to determine, which inventory is Eligible Domestic Inventory or Eligible UK Inventory, and the Value thereof.

         6.23 No Finder's Fees. Except for fees that may be payable by Borrower to Emerald Group International, L.L.C., there are no finder's, broker's or other fees, commissions or other compensation of any nature which Borrower is liable to pay to any person or entity in connection with this Agreement or any of the transactions contemplated hereby (other than the fees payable pursuant to the terms of this Agreement to Lender), and Borrower hereby agrees to indemnify and hold harmless Lender from any liability for any such fees, commissions or other compensation.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES

         7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

         (a) Borrower fails to pay when due any of the Obligations (whether due at stated maturity, on acceleration or otherwise);

         (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, any of the other Transaction Documents or any other agreement, schedule, confirmatory assignment or otherwise, or to any Affiliate of Lender, shall prove to have been inaccurate or misleading in any material respect when made or deemed made;

         (c) Borrower fails or neglects to perform, keep or observe (i) any covenant contained in Sections 5.1, 5.7, 5.9, 5.10, 6.4, 6.6, 6.7, 6.12 and
6.14; or (ii) any other covenant contained in this Agreement (other than a default in the performance or observance of which is dealt with specifically elsewhere in this Section 7.1) and the breach of such other covenant is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of the Borrower, provided that such notice and opportunity to cure shall not apply in the case of the failure to perform, keep or observe any covenant that is not capable of being cured at all or within such fifteen (15)-day period, or which has been the subject of a prior failure within the preceding one hundred eighty
(180) days or which is a willful and knowing breach by Borrower;

         (d) Either (1) an event of default shall occur under, or (2) Borrower shall default in the performance or observance of any material term, condition or agreement contained in, any of the other Transaction Documents or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender;

         (e) Any guarantor of the whole or any part of the Obligations (including any Subsidiary) revokes, terminates or fails to perform any of the terms of any guaranty, security agreement, endorsement or other agreement of such party in favor of Lender or any Affiliate of Lender;

         (f) Any judgment or judgments aggregating in excess of $500,000 or any injunction or attachment is obtained against Borrower or any guarantor which remains unsatisfied or unstayed for a period of ten (10) days or is enforced;

         (g) Borrower or any guarantor is dissolved, fails to maintain its corporate existence and good standing, or the usual business of Borrower or any guarantor ceases or is suspended;

         (h) Borrower or any guarantor of the whole or any part of the Obligations becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

         (i) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor (and, if against Borrower or any guarantor, such proceeding continues undismissed for sixty (60) days);

         (j) The indictment of Borrower or any guarantor under any criminal statute, or commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor;

         (k) Any default or event of default occurs on the part of Borrower under any agreement, document or instrument to which Borrower is now or hereafter a party or by which Borrower or any of its property is now or hereafter bound, creating or relating to any indebtedness for money borrowed by Borrower from any person or entity other than Lender in an amount exceeding $350,000, if (1) payment of such indebtedness is not subordinated to the payment of the Obligations pursuant to an agreement between each holder of such indebtedness and Lender and (2) the effect of such default is to accelerate the maturity of all or any part of such indebtedness, or all or any part of any such indebtedness shall be declared to be due and payable or required to be prepaid or any other reason, in either event prior to the stated maturity thereof;

         (l) Borrower shall default in the observance or performance of any condition or covenant contained in the Reorganization Plan, such default is not timely cured within any period of cure set forth in the Reorganization Plan and such default has or may reasonably be expected to have a Material Adverse Effect;

         (m) Any license agreement that is material to Borrower's business, including, but not limited to, Borrower's license with American Telegraph & Telephone Company under Patent License Agreement made effective as of January 1, 1988, shall be terminated; or

         (n) Any event occurs or any condition exists that has a Material Adverse Effect.

         7.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

         7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including, without limitation, reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including, without limitation, reasonable attorneys' fees and legal expenses.

         7.4 Lender's Cure of Third Party Agreement Default. Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8.        JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

         8.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTUOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         8.2 Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

         8.3 Jurisdiction. Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.6(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

         8.4 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9.        TERM OF AGREEMENT; MISCELLANEOUS


         9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender in Atlanta, Georgia, and shall continue in full force and effect for a term of three (3) years from the Closing Date hereof and shall be deemed automatically renewed for successive terms of three (3) years thereafter unless terminated as of the end of the initial or any renewal term (each a "TERM") by either party giving the other written notice at least sixty (60) days' prior to the end of the then-current Term.

         9.2 Early Termination. Borrower may terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including, without limitation, the early termination fee provided below. Lender shall have the right to terminate this Agreement (i) at any time upon or after the occurrence of an Event of Default or (ii) upon ninety (90) days' prior written notice to Borrower if (A) there shall occur any change in the controlling ownership of Borrower (other than a change of ownership contemplated by the Merger Documents) or any person now or hereafter occupying the position of Borrower's chief executive officer, chief financial officer or chief operating officer shall cease for any reason to occupy such position, and (B) Northern Telecom Inc. does not own at the time in question at least 20.2% of the outstanding equity securities in Borrower. If Lender or Borrower shall terminate this Agreement effective as of any date other than the last day of the then current Term, Borrower shall pay to Lender (in addition to all other Obligations) upon the effective date of such termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee calculated as follows:

         IF TERMINATION OCCURS     THE TERMINATION FEE SHALL BE:
         AT ANY TIME:
         (a)  before the last      (a)   3% of the greater of the Base
              day of the first                 Loan Amount in the month during
              Loan Year                        which notice of termination
                                               is given or the Average Daily
                                               Loan Balance for the period
                                               (not to exceed 180 days)
                                               immediately preceding the
                                               effective date of termination

         (b)  after the first      (b)   2% of the greater of the Base
              Loan Year but                    Loan Amount in the month during
              before the last                  which notice of termination is
              day of the second                is given or the Average Daily
              Loan Year                        Loan Balance for the 180-day
                                               period

         (c)  after the seond      (c)   1% of the greater of the Base
              Loan Year                        Loan Amount in the month during
                                               which notice of termination is
                                               is given or the Average Daily
                                               Loan Balance for the 180-day
                                               period prior to the effective
                                               date of termination

If the effective date of termination pursuant to a properly given notice occurs on the last day of any Term, then no termination charge shall be payable. As used herein, the term "LOAN YEAR" shall mean a period commencing on the Closing Date or an anniversary thereof and ending on the next anniversary; and the term "AVERAGE DAILY LOAN BALANCE" shall mean, for any period, an amount equal to the aggregate principal balance of Revolving Loans, Term Loans and Accommodations outstanding at the end of each day during such period divided by the number of days in such period.

         9.3 Additional Costs Collateral. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including, without limitation, reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

         9.4 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section 10.6(a) and to Borrower at its chief executive office set forth in
Section 10.6(b), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three
(3) days after mailing.

         9.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

         9.6 Entire Agreement; Amendments; Assignments. This Agreement, the Term Notes referred to in Section 2.2 and the Conditions Precedent Rider contain the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein and superseded hereby. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

         9.7 Discharge of Borrower. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

         9.8 Usage. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

         9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         9.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

         9.11 Confidentiality. Lender agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to Proprietary Information (as hereinafter defined) of its other customers) to keep any Proprietary Information delivered or made available by Borrower to it, including information obtained by Lender in connection with a visit or investigation authorized by this Agreement, confidential from any person or entity other than individuals employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Transaction Documents, Obligations or Collateral, and other than its legal counsel; provided, however, that nothing herein shall prevent Lender from disclosing such Proprietary Information (i) to any party to this Agreement from time to time or to any participant, (ii) pursuant to an order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Lender, (iv) which has been publicly disclosed other than by an act or omission of Lender that is not permitted herein, (v) to the extent required in connection with any litigation with respect to any of the other Transaction Documents or any of the transactions contemplated thereby, or (vi) to the extent required in connection with the exercise of any remedies hereunder. As used herein, the term "PROPRIETARY INFORMATION" shall mean any information that is received by Lender from Borrower and designated by Borrower in writing to be proprietary in nature and that consists of confidential information relating to Borrower's trade secrets, patents, processes or business strategies.

SECTION 10.  ADDITIONAL DEFINITIONS AND TERMS

10.1     Maximum Credit; Availability Calculations

         (a)      Maximum Credit:  $70,000,000.

         (b)      Gross Availability Formulas:

                   (i)     Eligible Domestic Accounts Percentage:

                           85% for so long as Dilution (as hereinafter defined) does not exceed 3%; but if on any date Dilution, calculated on a rolling 90-day average, exceeds 3%, then the foregoing 85% advance percentage with respect to Eligible Domestic Accounts shall be reduced by one percentage point, or fraction thereof, for each percentage point, or fraction thereof, increase in Dilution above 3%. As used herein, "DILUTION" shall mean on any date an amount derived by dividing the gross invoice amount of all accounts outstanding on such date into the aggregate of all credits (including accrued credits for price protection and coop advertising), returns, allowances, discounts, write-offs, and offsets with respect to such accounts.

                  (ii)     Eligible UK Accounts Percentage:

                           85% for so long as Dilution does not exceed 3%; but if on any date Dilution, calculated on a rolling 90-day average, exceeds 3%, then the foregoing 85% advance percentage with respect to Eligible UK Accounts shall be reduced by one percentage point, or fraction thereof, for each percentage point, or fraction thereof, increase in Dilution above 3%.

                  (iii)    Eligible Foreign Accounts Percentage:

                           85% for so long as Dilution does not exceed 3%; but if on any date Dilution, calculated on a rolling 90-day average, exceeds 3%, then the foregoing 85% advance percentage with respect to Eligible Foreign Accounts shall be reduced by one percentage point, or fraction thereof, for each percentage point, or fraction thereof, increase in Dilution above 3%.

                  (iv)     Eligible Domestic Inventory Percentage:  80%

                   (v)     Eligible UK Inventory Percentage:  80%

         (c)      Inventory Sublimit:

                  On any date, the lesser of $25,000,000 or 150% of the Accounts Margin Amount on such date. As used herein, the term "ACCOUNTS MARGIN AMOUNT" shall mean, on any date of determination thereof, an amount derived by application of the Eligible Domestic Accounts Percentage set forth in Section 10.1(b)(i) to the net amount of Eligible Domestic Accounts outstanding on such date.

         (d)      Maximum days after Invoice
                  Date for Eligible Domestic,
                  Eligible Foreign and Eligible
                  UK Accounts:               90 Days

10.2     Term Loans:

         (a)      Term Loan A

                  Amount:                    $2,608,000

                  Final Maturity Date:       the earlier of (i) January 2, 2002,
                                             or (ii) the date of termination
                                             under Section 9.2

         (b)      Term Loan B

                  Amount:                    $7,500,000

                  Final Maturity Date:       the earlier of (i) January 2, 2002,
                                             or (ii) the date of termination
                                             under Section 9.2

10.3     Accommodations:

         (a)      Lender's Charge for Accommodations:

                  1-7/8% per annum of the face amount of outstanding letter of credit plus any costs or fees incurred by Lender to the issuer of such letter of credit.

         (b)      Sublimit for Accommodations:                $3,000,000

10.4     Interest, Fees and Charges:

         (a)      Interest Rate:

                  A fluctuating rate per annum equal to the Prime Rate plus the Applicable Interest Margin. The "APPLICABLE INTEREST MARGIN" shall be 1-5/8%; provided, however, that (1) if Borrower shall have Net Income for its fiscal year ending September 30, 1996, of less than $2,500,000, or Net Income for its fiscal year ending September 30, 1997, of less than $5,000,000, or a Tangible Net Worth at the end of any fiscal year of Borrower that is less than the Base Tangible Net Worth, then the Applicable Interest Margin shall be 2-1/8%; and (2) if Borrower shall conduct an initial public offering of its capital stock from which Borrower shall receive net proceeds of not less than $15,000,000 and at the time of Borrower's receipt of such proceeds there does not exist any Default or Event of Default, then the Applicable Interest Margin shall be 1-3/8%. As used herein, the term "NET INCOME" shall mean, for any period, the net income of Borrower for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles consistently applied, provided that there shall be excluded: (i) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (ii) any net gain or losses on the sale or other disposition, not in the ordinary course of business, of capital assets, provided that there shall also be excluded any related charges for taxes thereon, (iii) any net gain arising from the collection of the proceeds of any insurance policy, (iv) any write-up of any asset, and (v) any other extraordinary items. "TANGIBLE NET WORTH" shall mean, on any date of determination thereof, the book net worth of Borrower on such date plus the total amount of indebtedness of Borrower on such date that is subordinated in right of payment to the payment of all or any part of the Obligations, minus prepaid expenses and other assets, all determined in accordance with generally accepted accounting principles consistently applied; the term "BASE TANGIBLE NET WORTH" shall mean the Tangible Net Worth of Borrower as of the Closing Date, after (i) giving effect to the transactions contemplated by the Merger Documents, including the addition to Borrower's equity capital of the $35,000,000 investment to be made in Borrower pursuant to the Merger Documents, (ii) deducting all adjustments necessary to pay all claims under the Reorganization Plan and to redeem all shares of capital stock of Borrower held on the Closing Date by non-employee shareholders (other than former employees and other than the interest of former employees in Borrower's pension, profit sharing and stock plan), and (iii) subtracting $2,000,000.

         (b)      Annual Commitment Fee:

                  $325,000 each year, earned and payable on each anniversary date after the Closing Date.

         (c)      Closing Fee:                        $325,000

         (d)      Account Servicing Fee:              Not Applicable

         (e)      Unused Line Fee:                    Not Applicable

         (f)      Field Examination per diem:         $650

10.5     Reserved.

10.6     (a)      Lender's Address:

                                           The CIT Group/Credit Finance, Inc.
                                           135 West 50th Street
                                           New York, New York  10020

                  Lender's Bank:

                                           Chemical Bank, N.A.
                                           270 Park Avenue
                                           New York, New York

         (b)      Borrower's Chief Executive Office:

                                           5835 Peachtree Corners East
                                           Norcross, Georgia  30092
                                           Attention: Dennis C. Hayes
                                           Telecopy: (770) 840-6840

         (c)      Leased Locations:

                  Borrower leases the following locations and Collateral may be found at each of these locations:

                  Location                            Landlord
                  ----------------------------------------------------------
                  5835 Peachtree Corners East        Trammell Crow Company
                  Norcross Georgia  30092            3101 Powercreek Parkway
                                                     Suite 400
                                                     Atlanta, Georgia  30339

                  5923 Peachtree Industrial          Trammell Crow Company
                  Boulevard                          3101 Powercreek Parkway
                  Norcross, Georgia  30092           Suite 400
                                                     Atlanta, Georgia  30339

                  5804 Peachtree Corners East        Trammell Crow Company
                  Norcross, Georgia  30092           3101 Powercreek Parkway
                                                     Suite 400
                                                     Atlanta, Georgia  30339

                  5953 Peachtree Industrial          Trammell Crow Company
                  Boulevard                          3101 Powercreek Parkway
                  Norcross, Georgia  30092           Suite 400
                                                     Atlanta, Georgia  30339

                  5854 Peachtree Corners East        Trammel Crow Company
                  Norcross, Georgia  30092           3101 Powercreek Parkway
                                                     Suite 400
                                                     Atlanta, Georgia  30339

                  One Westbrook Corporate            Interoffice/Chicago-Itasca
                  Center                             One Pierce Place
                  Suite 300                          Suite 500-E
                  Westchester, Illinois  60154       Itasca, Illinois  60143

                  24461 Ridge Route Drive            REMC Enterprises, Inc.
                  Suite 200                          Attn: Ron McElroy
                  Laguna Hills, CA 92653             Lakehills Executive Suites
                                                     24461 Ridge Route Drive
                                                     Suite 200
                                                     Laguna Hills, CA  92653

                  375 Conejo Ridge Avenue            Billingsley (United
                  Thousand Oaks, CA  91361           States), Inc.
                                                     c/o Citibank, N.A.
                                                     909 Third Avenue
                                                     30th Floor
                                                     New York, New York  10043

                  1590 Pederson Road                 E.A. Houston Construction
                  Thousand Oaks, CA 91361            1588 Pederson Road
                                                     Thousand Oaks, CA  91360

         (d)      Other Locations of Collateral:

                  Collateral of Borrower may be stored or located at one or more of the following other locations:

                  (1)      Facilities maintained by Borrower's Subsidiaries:

                           Hayes Government Services, Inc.
                                    5835 Peachtree Corners East
                                    Norcross, Georgia  30092

                           Enterprise Technologies, Inc.
                                    5835 Peachtree Corners East
                                    Norcross, Georgia  30092

                           Hayes Microcomputer Products (Australia) PTY Limited
                                    Level 10
                                    201 Miller Street
                                    North Sydney NSW 2060
                                    Australia

                                    39/F., Unit B
                                    Manulife Tower
                                    169 Electric Road
                                    North Point
                                    Hong Kong

                                    Unit 10
                                    8th Floor
                                    Fortress Tower
                                    250 King's Road
                                    Hong Kong

                           Hayes Microcomputer Products (Canada), Ltd.
                                    240 Holiday Inn Drive
                                    Unit E
                                    Cambridge, Ontario N3C 3X4
                                    Canada

                                    Tour Neptune Cedex 20
                                    92086 Paris La Defense
                                    France

                           Hayes Microcomputer Products (Scandinavia) ApS
                                    Regus Copenhagen APS
                                    Regus House
                                    Larsbjornsstraede 3
                                    1454 Copenhagen K
                                    Denmark

                           Hayes Microcomputer Products de Mexico S.A. de C.V.
                                    Av. Insurgentes Sur #213-B
                                    Suite 313
                                    Col. Roma
                                    Mexico D.F.  06708
                                    Mexico

                           Practical Peripherals (Europe) Limited
                                    Millennium House
                                    Fleetwood Park
                                    Barley Way
                                    Fleet, Hants GU13 8UT
                                    England

                           AEI Dateline Logistics, Limited
                                    Unit 1, Challenge Road
                                    Middlesex TU 15 1AU
                                    England

                           Hayes Microcomputer Products (International) Limited
                                    Suite 208
                                    Citibank Building
                                    Charlotte Amalie
                                    St. Thomas, U.S.V.I.

                  (2) Manufacturing facilities maintained by subcontractors to Borrower:

                           Comptronix Corporation
                           1800 Comptronix Drive
                           Guntersville, Alabama  35976

                                            and

                           2300 Highway 79 South
                           Guntersville, Alabama  35976

                           Kaifa Technology (H.K.) Limited
                           2201 H.K. Worsted Mills Ind. Bldg.
                           31-39 Wo Tong Tsui St.
                           Kwai Chung, New Territories
                           Hong Kong

                           P.T. Singatronics Batam
                           Kawasn Industri Batamindo
                           Blok 10 Lantai 3
                           Jalan S. Parman
                           Mukakuning, Pulau Batam, 29432
                           Indonesia

                           Wong's Electronics Co., Limited
                           180 Wai Yip Street
                           Wong's Ind. Centre
                           Kwun Tong
                           Hong Kong

                           China National Postal and Telecommunications
                             Appliances Corporation (Service Center)
                           40 Xue Yuan Road
                           Beijing, China  100083

                           AEI Dateline Logistics, Limited (Warehouse)
                           Unit 1, Challenge Road
                           Middlesex, TU15 1AU
                           England

         (e)      Borrower's Trade Names for
                  Invoicing:

                           Practical Peripherals, Inc.

10.7     Conditions Precedent

         Borrower acknowledges and agrees that the terms of the Conditions Precedent Rider are incorporated herein and made a part hereof. Without limiting the foregoing, capitalized terms used herein that are not defined in this Agreement shall have the meaning ascribed to them in the Conditions Precedent Rider.

         IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement in Atlanta, Georgia, on the day and year first written above.

LENDER:                                     BORROWER:

THE CIT GROUP/CREDIT                        HAYES MICROCOMPUTER PRODUCTS,
FINANCE, INC.                               INC.

By:      /s/ Friedberg                      By:      /s/ Dennis C. Hayes
    -------------------------                   ------------------------------
Title:   Executive VP                       Title:

                                            Attest:           /s/
                                                   ---------------------------
                                                       Secretary

                                                        [CORPORATE SEAL]